EXHIBIT 32.1

CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
OF MMEX Mining Corporation (REGISTRANT)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350):

I, Jack W. Hanks, Chief Executive Officer and Chief Financial Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

(1)
The Quarterly Report on Form 10-Q for the period ended January 31, 2013, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: March 18, 2013	By:	/s/ Jack W. Hanks
Jack W. Hanks
Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)